Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-56704, 333-135697, 333-144552, 333-153206, 333-168820, 333-190480, 333-197937, 333-206569, and 333-221473) and Form S-3 (File Nos. 333-184829, and 333-207670) of Achieve Life Sciences, Inc. of our report dated March 1, 2018 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

Vancouver, Canada,	/s/ PricewaterhouseCoopers LLP
March 1, 2018	Chartered Professional Accountants